Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 5, 2021 (except for paragraphs four through eleven of Note 13, as to which the date is March 22, 2021) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-253954) and related Prospectus of Design Therapeutics, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

San Diego, California
March 22, 2021